UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 20, 2006

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Michael Watzky, a partner in MatlinPatterson Global Advisers LLC (“MatlinPatterson Advisers”), resigned from the Board of Directors of Polymer Group, Inc. (the “Company”) due to time requirements of additional responsibilities at MatlinPatterson Advisers.  On the same date, the Board elected Mark Patterson, also of MatlinPatterson Advisers, as a director to fill Mr. Watzky’s unexpired term.  MatlinPatterson Advisers is an affiliate of MatlinPatterson Global Opportunities Partners LP, the majority shareholder of the Company (“MatlinPatterson Partners”).  As a principal in MatlinPatterson Advisers, Mr. Patterson is not entitled to receive any fees for his services on the Board of Directors of the Company.

Mr. Patterson will serve until the 2007 annual meeting of shareholders of the Company, until his successor is duly elected and qualified or until his death, resignation or removal, in accordance with the Company’s Amended and Restated By-laws and the Shareholders Agreement, dated March 5, 2003, as amended on December 20, 2004, by and among the Company, MatlinPatterson Partners and certain other shareholders (the “Shareholders Agreement”).  A description of the Shareholders Agreement is set forth in the “Certain Relationships and Related Transactions” section of the Company’s Proxy Statement dated April 21, 2006 and filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: December 22, 2006	By:	/s/ Daniel L. Rikard
Daniel L. Rikard
Vice President, General Counsel and Secretary